Exhibit 21.1

Parent	Subsidiary	Formation
Alamosa Holdings, Inc.	Alamosa PCS Holdings, Inc.	Delaware
Alamosa Holdings, Inc.	AirGate PCS, Inc.	Delaware
Alamosa PCS Holdings, Inc.	Alamosa (Delaware), Inc.	Delaware
Alamosa (Delaware), Inc.	Alamosa Delaware Operations, LLC	Delaware
Alamosa (Delaware), Inc.	Alamosa Holdings, LLC	Delaware
Alamosa Holdings, LLC	Alamosa PCS, Inc.	Delaware
Alamosa Holdings, LLC	Alamosa Missouri, LLC (1)	Missouri
Alamosa Holdings, LLC	Washington Oregon Wireless, LLC	Oregon
Alamosa Holdings, LLC	SWGP, L.L.C.	Oklahoma
Alamosa Holdings, LLC	SWLP, L.L.C.	Oklahoma
SWGP, L.L.C.	Southwest PCS, L.P.	Oklahoma
SWLP, L.L.C.	Southwest PCS, L.P.	Oklahoma
Southwest PCS, L.P.	Southwest PCS Properties, LLC	Delaware
Southwest PCS, L.P.	Southwest PCS Licenses, LLC	Delaware
Alamosa PCS, Inc.	Alamosa Wisconsin GP, LLC	Wisconsin
Alamosa PCS, Inc.	Alamosa Finance, LLC	Delaware
Alamosa PCS, Inc.	Alamosa Limited, LLC	Delaware
Alamosa PCS, Inc.	Alamosa Delaware GP, LLC	Delaware
Alamosa PCS, Inc.	Alamosa Wisconsin Limited Partnership	Wisconsin
Alamosa PCS Holdings, Inc.	Alamosa Wisconsin Limited Partnership	Wisconsin
Alamosa Wisconsin GP, LLC	Alamosa Wisconsin Limited Partnership	Wisconsin
Alamosa Limited, LLC	Texas Telecommunications LP	Texas
Alamosa Delaware GP, LLC	Texas Telecommunications LP	Texas
Alamosa Missouri, LLC (1)	Alamosa Missouri Properties, LLC (2)	Missouri
Washington Oregon Wireless, LLC	Washington Oregon Wireless Properties, LLC	Delaware
Washington Oregon Wireless, LLC	Washington Oregon Wireless, LLC	Delaware
Alamosa Wisconsin Limited Partnership	Alamosa (Wisconsin) Properties, LLC	Wisconsin
Texas Telecommunications, LP	Alamosa Properties, LP	Wisconsin
Alamosa Delaware GP, LLC	Alamosa Properties, LP	Wisconsin
AirGate PCS, Inc.	AGW Leasing Company, Inc.	Delaware
AirGate PCS, Inc.	AirGate Network Services, LLC	Delaware
AirGate PCS, Inc.	AirGate Service Company, Inc.	Delaware

(1)	Formerly Roberts Wireless Communications, L.L.C.

(2)	Formerly Roberts Wireless Properties, LLC